UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2021

AIKIDO PHARMA INC.
(Exact name of registrant as specified in its charter)

Delaware	000-05576	52-0849320
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Rockefeller Plaza, 11th Floor, New York, NY	10020
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 992-9325

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	AIKI	The Nasdaq Capital Market

Item 5.07. Submission of Matters to a Vote of Security Holders.

AIkido Pharma Inc., a Delaware corporation (the “Company”) has determined that it will be unable to convene its scheduled annual meeting of stockholders on October 5, 2020 because it will not receive a sufficient number of votes to form a quorum (>50% of outstanding shares) to take action under Delaware law and the Company’s bylaws. The annual meeting has been rescheduled for 12:00 p.m. Eastern Standard Time on November 3, 2021 in order to provide additional time to obtain the votes required to reach a quorum. The Company has received votes from approximately 34% of the shares outstanding on the August 17, 2021 record date and needs only an additional approximately 17% to convene the meeting.

The annual meeting can be attended by stockholders using the same access information set forth in the Definitive Proxy Statement filed with the Securities and Exchange Commission on August 26, 2021.

Item 8.01. Other Events.

The information set forth in Item 5.07 is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIKIDO PHARMA INC.

By:	/s/ Anthony Hayes
Name:	Anthony Hayes
Title:	Chief Executive Officer

Dated: October 1, 2021